UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2022

Dermata Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40739	86-3218736
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3525 Del Mar Heights Rd., #322

San Diego, CA 92130

(Address of principal executive offices, including zip code)

(858) 800-2543

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4©)

 Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.0001 per share	DRMA	The Nasdaq Capital Market
Warrants, exercisable for one share of Common Stock	DRMAW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

On January 12, 2022, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Dermata Therapeutics, Inc. (the “Company”), the Board increased its size from seven to eight directors and appointed Brittany Bradrick as a Class II director to fill the newly created vacancy. Ms. Bradrick was also appointed to serve as a member of the Audit Committee of the Board effective as of January 12, 2022. In connection with Ms. Bradrick’s appointment, Steven J. Mento, Ph.D., stepped down as a member of the Audit Committee, effective as of January 12, 2022. Dr. Mento will continue to serve as a director of the Company and participate on the Nominating and Corporate Governance Committee.

Ms. Bradrick has served as the Chief Financial Officer of Neurelis, Inc. since October 2021. Prior to joining Neurelis, Ms. Bradrick was Chief Operating Officer and Chief Financial Officer at ViaCyte from June 2020 to September 2021. She previously served in strategy and corporate development positions for 10 years at Insulet Corporation as Vice President, Strategy & Corporate Development from 2016 to 2021 and at Abbott Diabetes Care from 2010 to 2016 as Director, Business Development and Alliance Management. Prior to these positions, Ms. Bradrick was an investment banker for the life science industry at Piper Jaffray, Credit Suisse, and Chase Securities for 10 years. Ms. Bradrick began her career as a Federal Reserve Bank Examiner. Ms. Bradrick holds an M.B.A. from the Johnson Graduate School of Management at Cornell University and a B.S. in Business Administration from the University of Missouri.

Ms. Bradrick will serve as a director on the Board until the 2023 annual meeting of the Company’s stockholders or until her successor is elected and qualified, subject to her earlier resignation or removal. In connection with her appointment, Ms. Bradrick was granted an option to purchase 10,000 shares of the Company’s common stock with an exercise price of $1.50 per share, with the option vesting in twelve equal monthly installments commencing on the date of grant, subject to Ms. Bradrick’s continued service to the Company. The option grant is subject to the terms and conditions of the Company’s 2021 Omnibus Equity Incentive Plan, and the related stock option agreement. Ms. Bradrick will also be compensated pursuant to the Company’s standard practice for fees to non-employee directors.

There are no family relationships between Ms. Bradrick and any other executive officers or directors of the Company. There is no arrangement or understanding between Ms. Bradrick and any other persons pursuant to which Ms. Bradrick was selected as director. In addition, Ms. Bradrick is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company will enter into an indemnification agreement with Ms. Bradrick on the Company’s standard form of indemnification agreement, the form of which was filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 6, 2021.

Item 7.01. Regulation FD.

On January 13, 2022 the Company issued a press release announcing Ms. Bradrick’s appointment to the Board. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Current Report on Form 8-K under Item 7.01, including the information contained in Exhibit 99.1, is being furnished to the Securities and Exchange Commission, and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
99.1	Press release, dated January 13, 2022, issued by Dermata Therapeutics, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DERMATA THERAPEUTICS, INC.

Dated: January 13, 2022	By:	/s/ Gerald T. Proehl
Gerald T. Proehl
Chief Executive Officer

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